EXHIBIT 4.1

SEE LEGEND(S) ON REVERSE SIDE

*CS-___*	Incorporated Under the Laws of the State of Delaware	*_____* Shares

SJW GROUP
COMMON STOCK

This certifies that ____________ is the record holder of _______________ (_____) shares of Common Stock of SJW Group transferable only on the books of said Corporation by the holder, in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the Corporation and upon the holders thereof as established by the Certificate of Incorporation, and the number of shares constituting each series and designations thereof, may be obtained by any stockholder, upon request and without charge at the principal office of the corporation.

IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by its duly authorized officers this ___ day of ______ , _____.

Secretary	President

FOR VALUE RECEIVED I DO HEREBY SELL, ASSIGN, AND TRANSFER UNTO __________________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                                      AS ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED ___________, 20___

IN PRESENCE OF
	(Witness)	(Shareholder)

(Shareholder)

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.